Exhibit 5.1

101 South Queen Street Martinsburg, WV 25401 125 Granville Square, Suite 400 Morgantown, WV 26501
600 Quarrier Street, Charleston, WV 25301 P.O. Box 1386, Charleston, WV 25325-1386 304.347.1100		501 Avery Street Parkersburg, WV 26101 Post Office Box 390 Wheeling, WV 26003 Southpointe Town Center 1800 Main Street, Suite 200 Canonsburg, PA 15317

T 304-347-1100 F 304-343-3058		480 West Jubal Early Drive, Suite 130 Winchester, VA 22601

	September 11, 2025	bowlesrice.com

Board of Directors First Community Bankshares Inc. 29 College Drive Bluefield, Virginia 24605

Re:         Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to First Community Bankshares, Inc., a Virginia corporation (the “Corporation”), and are furnishing this opinion letter to the Corporation in connection with the preparation and filing of a Registration Statement on Form S-4 (as it may be amended from time to time, the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), initially filed by the Corporation with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 11, 2025. The Registration Statement relates to the registration under the Securities Act of the offering of 1,029,356 shares of the Corporation’s common stock, par value $1.00 per share (the “Shares”), which may be issued to the shareholders of Hometown Bancshares, Inc., a West Virginia corporation (“Hometown”), in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of July 19, 2025, by and between the Corporation and Hometown (the “Merger Agreement,” and such merger, the “Merger”).

This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

For purposes of giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such documents as we considered necessary to enable us to render this opinion, including, but not limited to, the Registration Statement and all exhibits thereto, the Merger Agreement, the Articles of Incorporation of the Corporation effective on April 13, 2018, the Bylaws of the Corporation, effective on April 14, 2018, the corporate minutes, proceedings, records and instruments of the Corporation, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation.  We have also assumed that the Shares will be issued upon receipt of valid consideration under applicable law and that the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Corporation and others.

September 11, 2025

We express no opinion herein as to the law of any state or jurisdiction other than the statutory laws of the Commonwealth of Virginia and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares shall have been issued and delivered in accordance with the terms and conditions of the Merger Agreement and as described in the Registration Statement, including the receipt by the Corporation of the consideration therefor, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in the related prospectus and proxy statement contained therein and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

Sincerely, /s/ Bowles Rice LLP